EXHIBIT 99.2

Horizon Space Acquisition I Corp. Announces Effective Date of Nasdaq Delisting and Commencement of OTC Trading

New York, December 10, 2025 -- Horizon Space Acquisition I Corp. (Nasdaq: HSPO, HSPOU, HSPOW, HSPOR) (the “Company”), a special purpose acquisition company, today announces that its ordinary shares, units, warrants, and rights will be suspended from trading on the Nasdaq Capital Market (“Nasdaq”) prior to market open on December 12, 2025, and will commence trading on the over-the-counter markets operated by OTC Markets Group Inc. (the “OTC”) on the same day.

As previously announced on December 3, 2025, the Company notified Nasdaq of its decision to voluntarily delist its ordinary shares, units, warrants, and rights from Nasdaq. The Company will file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on December 12, 2025. The last trading day for the Company’s securities on Nasdaq will be December 11, 2025.

Following the Nasdaq delisting, the Company’s ordinary shares, rights and warrants will be quoted on the OTCQB and its units will be quoted on the OTCID. New ticker symbols will be assigned to the Company upon its OTC transition on December 12, 2025.

Shareholders are not required to take any action in connection with Nasdaq delisting or OTC transition. The Company plans to continue to file periodic reports with the SEC while its securities quoted on OTC.

About the Company

Horizon Space Acquisition I Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

Cautionary Statement Regarding Forward-Looking Statements

This Press Release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the Company’s control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Contact Information

Mingyu (Michael) Li

Chief Executive Officer

Horizon Space Acquisition I Corp.

Tel: (646) 257-5537

Email: mcli@horizonspace.cc